    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 2000


                                                      REGISTRATION NO. 333-47616
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               UTI WORLDWIDE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      BRITISH VIRGIN ISLANDS                      4731                           INAPPLICABLE
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                               9 COLUMBUS CENTRE
                                 PELICAN DRIVE
                                   ROAD TOWN
                                    TORTOLA
                             BRITISH VIRGIN ISLANDS
                                 (284) 494-4567
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                        REGISTRANT'S REGISTERED OFFICES)

                              ROGER I. MACFARLANE
                        C/O UNION-TRANSPORT CORPORATION
                       19443 LAUREL PARK ROAD, SUITE 107
                       RANCHO DOMINGUEZ, CALIFORNIA 90220
                                 (310) 604-3311
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

              STEPHEN D. COOKE, ESQ.                               RODNEY R. PECK, ESQ.
               RALPH H. WINTER, ESQ.                              PATRICIA F. YOUNG, ESQ.
       PAUL, HASTINGS, JANOFSKY & WALKER LLP                      EDWARD E. POWELL, ESQ.
         695 TOWN CENTER DRIVE, 17TH FLOOR                     PILLSBURY MADISON & SUTRO LLP
         COSTA MESA, CALIFORNIA 92626-1924                           50 FREMONT STREET
                  (714) 668-6200                           SAN FRANCISCO, CALIFORNIA 94105-2228
                                                                      (415) 983-1000

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee........................................  $   24,258
NASD filing fee.............................................      12,000
Nasdaq National Market listing fee..........................      95,000
Blue Sky fees and expenses..................................      15,000
Attorneys' fees and expenses................................   1,075,000
Accountants' fees and expenses..............................     550,000
Transfer Agent's and Registrar's fees and expenses..........       1,250
Printing and engraving fees.................................     175,000
Miscellaneous...............................................      52,492
                                                              ----------
  Total.....................................................  $2,000,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The International Business Companies Act, 1984 of the British Virgin Islands permits an international business company to indemnify directors and officers and permits an international business company to acquire liability insurance for directors and officers.

     Our Articles of Association provide that, to the fullest extent permitted by the laws of the British Virgin Islands or any other applicable laws, our directors will not be personally liable to us or our shareholders for any acts or omissions in the performance of their duties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

     Under our Articles of Association, we are empowered to indemnify our directors and officers as follows:

     "1. Subject to the limitations hereinafter provided, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

        (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

        (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

     2. The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

     3. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

     4. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

     5. If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

     6. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles."

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Since January 31, 1997, we have issued the following securities without registration under the Securities Act:

          1. On September 23, 1997, we sold 1,468,828 ordinary shares to non-U.S. institutional and individual investors in exchange for total cash consideration of US$14,233,086 pursuant to Rule 903 of Regulation S under the Securities Act.

          2. On September 23, 1997, we issued 131,062 ordinary shares to the trust for the Union-Transport Share Incentive Plan. In exchange for the issuance, we received a loan agreement for US$1,270,000 from the trust for the plan. We issued these securities under an exemption provided by Rule 701 under the Securities Act.

          3. On March 31, 1998, we issued 18,376 ordinary shares to the seller of Per Transport SrL in connection with our acquisition of that entity and we sold 206,771 ordinary shares for US$2,780,000 cash to one non-U.S. institutional investor. We issued these securities pursuant to Rule 903 of Regulation S under the Securities Act.

          4. On June 2, 1998, we privately placed pursuant to Section 4(2) of the Securities Act 2,912 ordinary shares to the seller of Megatrans International Inc. in connection with our acquisition of that entity. We also sold 558,001 ordinary shares for US$9,579,483 cash to two non-U.S. institutional investors pursuant to Rule 903 of Regulation S under the Securities Act.

          5. On July 3, 1998, we sold 1,386,632 ordinary shares to three non-U.S. institutional investors for US$23,800,000 cash pursuant to Rule 903 of Regulation S under the Securities Act.

          6. On September 1, 2000, we entered into an agreement to issue US$2,500,000 worth of our ordinary shares to two accredited investors as part of our purchase of assets from the Continental group of companies. We entered into this agreement pursuant to Section 4(2) of the Securities Act.

          7. On September 25, 2000, we entered into an agreement to sell US$1,000,000 worth of our ordinary shares to Alan C. Draper, one of our officers and directors. We entered into this agreement pursuant to Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS


EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 1.1     Underwriting Agreement, as amended*
 3.1     Memorandum of Association of the Registrant*
 3.2     Articles of Association of the Registrant*
 4.1     Specimen certificate for ordinary shares*
 5.1     Opinion of Harney Westwood & Riegels regarding the validity of ordinary shares
10.1     Non-Employee Directors Share Option Plan*
10.2     2000 Stock Option Plan*
10.3     2000 Employee Share Purchase Plan*
10.4     Form of Employment Agreement between Mr. Wessels and
         Registrant*
10.5     Form of Employment Agreement between Mr. MacFarlane and
         Registrant*
10.6     Form of Employment Agreement between Mr. Thorrington and
         Registrant*
10.7     Form of Employment Agreement between Mr. Draper and
         Registrant*
10.8     Registration Rights Agreement between PTR Holdings, Inc., UT
         Holdings Inc. and Registrant*
10.9     Business Partnership Agreement between Lufthansa Cargo AG
         and Union-Transport Inc. dated November 15, 1999*
10.10    Memorandum of Understanding between Marubeni Transport
         Service Corp. and Union-Transport Inc.*
10.11    Credit Facility between Nedcor Bank Limited and
         Union-Transport Inc. dated January 2, 1997*
10.12    Amendment to January 2, 1997 Credit Facility between Nedcor
         Bank Limited and Union-Transport Inc. dated January 27,
         1997*
10.13    Assignment and Security Agreement between Nedcor Bank
         Limited and Union-Transport Corporation dated February 21,
         1997*
10.14    Credit Facility between Nedcor Bank Limited and
         Union-Transport Inc. dated June 10, 1998*
10.15    Credit Facility between Nedcor Bank Limited and
         Union-Transport International Inc. dated June 10, 1998*
10.16    Credit Agreement between Union-Transport Corporation,
         Union-Transport (U.S.) Holdings, Inc., Union-Transport
         Logistics Inc., Union-Transport Brokerage Corp., Vanguard
         Cargo Systems, Inc., UT Services, Inc., General Electric
         Capital Corporation and Lenders dated August 15, 2000*
10.17    Continuing Guaranty between Registrant and General Electric
         Capital Corporation dated August 15, 2000*
10.18    Security Agreement between Union-Transport Corporation,
         Union-Transport (U.S.) Holdings, Inc., Union-Transport
         Brokerage Corporation, UT Services, Inc., Union-Transport
         Logistics Inc., Vanguard Cargo Systems, Inc. and General
         Electric Capital Corporation dated August 15, 2000*
10.19    Pledge Agreement between Union-Transport Corporation,
         Union-Transport (U.S.) Holdings, Inc., Union-Transport
         Brokerage Corporation, UT Services, Inc., Union-Transport
         Logistics Inc., Vanguard Cargo Systems, Inc. and General
         Electric Capital Corporation dated August 15, 2000*
10.20    Strategic Alliance Agreement between the Registrant and i2
         Technologies BV dated December 15, 1999+*
10.21    Software License Agreement between the Registrant and i2
         Technologies BV dated December 15, 1999+*
10.22    Asset Purchase Agreement between Continental Air Express
         (HK) Limited, Continental Container Lines Limited,
         Union-Transport (HK) Limited, Cheng Kwan Kok David, Lai Kwok
         Fai, Lewis Billy Barnhill, Francis Raymond Bello, Albert
         Patrick Cataldo, Chan Ka Ming, Chan Kwan Hang, Chau Hak
         Cheong, Cheng Kwan Lung, Ng Chun Ka, Ng Sai Kuen and
         Registrant dated August 25, 2000+*

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
10.23    Asset Purchase Agreement between Continental Container Line,
         Inc., Continental Cargo Logistics Inc. (New York
         corporation), Continental Cargo Logistics Inc. (California corporation), Union-Transport Corporation, Lai Kwok Fai, Ng
         Chun Ka, Cheng Kwan Kok David, Albert Patrick Cataldo, Lewis
         Billy Barnhill, Francis Raymond Bello, Chan Ka Ming, Chan
         Kwan Hang, Chau Hak Cheong, Cheng Kwan Lung and Ng Sai Kuen
         dated August 25, 2000+*
10.24    Bridge Financing Facility Agreement between Gensec Ireland
         Limited and the Registrant dated August 25, 2000, as
         amended*
10.25    Form of Severance Agreement between the Registrant and its executive officers*
10.26    Amendment to Asset Purchase Agreement between Continental
         Air Express (HK) Limited, Continental Container Lines
         Limited, Union-Transport (HK) Limited, Cheng Kwan Kok David,
         Lai Kwok Fai, Lewis Billy Barnhill, Francis Raymond Bello,
         Albert Patrick Cataldo, Chan Ka Ming, Chan Kwan Hang, Chau
         Hak Cheong, Cheng Kwan Lung, Ng Chun Ka, Ng Sai Kuen and
         Registrant*
10.27    Incentive Share Purchase Agreement between the Registrant
         and Alan C. Draper dated September 25, 2000*
21.1     Subsidiaries of the Registrant++
23.1     Consent of Harney, Westwood & Riegels (included in Exhibit
         5.1)
23.2     Consent of Deloitte & Touche*
24.1     Power of Attorney*


---------------
 * Previously filed.

 + Confidential treatment requested.

++ Incorporated by reference to Note 13 of the Registrant's Consolidated
   Financial Statements, included on pages F-21 through F-23.

     (b) FINANCIAL STATEMENT SCHEDULE

        II -- Valuation and Qualifying Accounts

                       VALUATION AND QUALIFYING ACCOUNTS
                                  SCHEDULE II
                          (U.S. DOLLARS IN THOUSANDS)

                                                                                             FOREIGN
                                     BALANCE AT               DEDUCTIONS      ACQUIRED      CURRENCY     BALANCE
                                     BEGINNING               (PRINCIPALLY       WITH       TRANSLATION   AT END
            DESCRIPTION               OF YEAR     EXPENSES   WRITE-OFFS)    SUBSIDIARIES   ADJUSTMENT    OF YEAR
            -----------              ----------   --------   ------------   ------------   -----------   -------
Allowance for Doubtful Accounts:
For the year ended January 31,         $6,965      $3,427      $(2,759)         $ --          $(549)     $ 7,084
  1998.............................
For the year ended January 31,          7,084       3,283       (2,089)          355           (339)       8,294
  1999.............................
For the year ended January 31,          8,294       5,510       (2,553)          705           (653)      11,303
  2000.............................

     Schedules not listed above have been omitted because the information required to be described in the schedules is not applicable or is shown in our financial statements.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of UTi Worldwide Inc.

     We have audited the financial statements of UTi Worldwide Inc. as of January 31, 1999 and 2000, and for each of the three years in the period ended January 31, 2000, and have issued our report thereon dated April 28, 2000, except for Notes 27 and 29 as to which date is August 11, 2000, and October 26, 2000 as to the last paragraph of Note 31 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16 of this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche

Deloitte & Touche
Chartered Accountants

St. Peter's House
Le Bordage
St. Peter Port
Guernsey GY1 3HW
Channel Islands
April 28, 2000

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 2 to Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Dominguez, State of California, on November 1, 2000.


                                          UTi WORLDWIDE INC.

                                          By:    /s/ ROGER I. MACFARLANE
                                            ------------------------------------
                                                    Roger I. MacFarlane
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                        NAME                                      TITLE                     DATE
                        ----                                      -----                     ----

               /s/ ROGER I. MACFARLANE                 Chief Executive Officer and   November 1, 2000
-----------------------------------------------------  Director (Principal
                 Roger I. MacFarlane                   Executive Officer and U.S.
                                                       Authorized Representative)

               /s/ PETER THORRINGTON*                  President, Chief Operating    November 1, 2000
-----------------------------------------------------  Officer and Director
                  Peter Thorrington

               /s/ MATTHYS J. WESSELS*                 Chairman of the Board of      November 1, 2000
-----------------------------------------------------  Directors, Chief Executive
                 Matthys J. Wessels                    Officer African Region and
                                                       Director

                 /s/ ALAN C. DRAPER*                   Executive Vice President,     November 1, 2000
-----------------------------------------------------  President-Asia Pacific
                   Alan C. Draper                      Region and Director

               /s/ LAWRENCE R. SAMUELS                 Senior Vice                   November 1, 2000
-----------------------------------------------------  President-Finance, Chief
                 Lawrence R. Samuels                   Financial Officer and
                                                       Secretary (Principal
                                                       Financial and Accounting
                                                       Officer)

               /s/ J. SIMON STUBBINGS*                 Director                      November 1, 2000
-----------------------------------------------------
                 J. Simon Stubbings

              /s/ ALLAN M. ROSENZWEIG*                 Director                      November 1, 2000
-----------------------------------------------------
                 Allan M. Rosenzweig


*By: /s/ ROGER I. MACFARLANE
------------------------------------
         Roger I. MacFarlane,
           Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
     1.1  Underwriting Agreement, as amended*
     3.1  Memorandum of Association of the Registrant*
     3.2  Articles of Association of the Registrant*
     4.1  Specimen certificate for ordinary shares*
     5.1  Opinion of Harney Westwood & Riegels regarding the validity of ordinary shares
    10.1  Non-Employee Directors Share Option Plan*
    10.2  2000 Stock Option Plan*
    10.3  2000 Employee Share Purchase Plan*
    10.4  Form of Employment Agreement between Mr. Wessels and
          Registrant*
    10.5  Form of Employment Agreement between Mr. MacFarlane and
          Registrant*
    10.6  Form of Employment Agreement between Mr. Thorrington and
          Registrant*
    10.7  Form of Employment Agreement between Mr. Draper and
          Registrant*
    10.8  Registration Rights Agreement between PTR Holdings, Inc., UT
          Holdings Inc. and Registrant*
    10.9  Business Partnership Agreement between Lufthansa Cargo AG and Union-Transport Inc. dated November 15, 1999*
    10.10 Memorandum of Understanding between Marubeni Transport
          Service Corp. and Union-Transport Inc.*
    10.11 Credit Facility between Nedcor Bank Limited and
          Union-Transport Inc. dated January 2, 1997*
    10.12 Amendment to January 2, 1997 Credit Facility between Nedcor
          Bank Limited and Union-Transport Inc. dated January 27,
          1997*
    10.13 Assignment and Security Agreement between Nedcor Bank
          Limited and Union-Transport Corporation dated February 21,
          1997*
    10.14 Credit Facility between Nedcor Bank Limited and
          Union-Transport Inc. dated June 10, 1998*
    10.15 Credit Facility between Nedcor Bank Limited and
          Union-Transport International Inc. dated June 10, 1998*
    10.16 Credit Agreement between Union-Transport Corporation,
          Union-Transport (U.S.) Holdings, Inc., Union-Transport
          Logistics Inc., Union-Transport Brokerage Corp., Vanguard
          Cargo Systems, Inc., UT Services, Inc., General Electric
          Capital Corporation and Lenders dated August 15, 2000*
    10.17 Continuing Guaranty between Registrant and General Electric
          Capital Corporation dated August 15, 2000*
    10.18 Security Agreement between Union-Transport Corporation,
          Union-Transport (U.S.) Holdings, Inc., Union-Transport
          Brokerage Corporation, UT Services, Inc., Union-Transport
          Logistics Inc., Vanguard Cargo Systems, Inc. and General
          Electric Capital Corporation dated August 15, 2000*
    10.19 Pledge Agreement between Union-Transport Corporation,
          Union-Transport (U.S.) Holdings, Inc., Union-Transport
          Brokerage Corporation, UT Services, Inc., Union-Transport
          Logistics Inc., Vanguard Cargo systems, Inc. and General
          Electric Capital Corporation dated August 15, 2000*
    10.20 Strategic Alliance Agreement between the Registrant and i2
          Technologies BV dated December 15, 1999+*
    10.21 Software License Agreement between the Registrant and i2
          Technologies BV dated December 15, 1999+*

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
    10.22 Asset Purchase Agreement between Continental Air Express
          (HK) Limited, Continental Container Lines Limited,
          Union-Transport (HK) Limited, Cheng Kwan Kok David, Lai Kwok
          Fai, Lewis Billy Barnhill, Francis Raymond Bello, Albert
          Patrick Cataldo, Chan Ka Ming, Chan Kwan Hang, Chau Hak
          Cheong, Cheng Kwan Lung, Ng Chun Ka, Ng Sai Kuen and
          Registrant dated August 25, 2000+*
    10.23 Asset Purchase Agreement between Continental Container Line,
          Inc., Continental Cargo Logistics Inc. (New York
          corporation), Continental Cargo Logistics Inc. (California corporation), Union-Transport Corporation, Lai Kwok Fai, Ng
          Chun Ka, Cheng Kwan Kok David, Albert Patrick Cataldo, Lewis
          Billy Barnhill, Francis Raymond Bello, Chan Ka Ming, Chan
          Kwan Hang, Chau Hak Cheong, Cheng Kwan Lung and Ng Sai Kuen
          dated August 25, 2000+*
    10.24 Bridge Financing Facility Agreement between Gensec Ireland
          Limited and the Registrant dated August 25, 2000, as
          amended*
    10.25 Form of Severance Agreement between the Registrant and its executive officers*
    10.26 Amendment to Asset Purchase Agreement between Continental
          Air Express (HK) Limited, Continental Container Lines
          Limited, Union-Transport (HK) Limited, Cheng Kwan Kok David,
          Lai Kwok Fai, Lewis Billy Barnhill, Francis Raymond Bello,
          Albert Patrick Cataldo, Chan Ka Ming, Chan Kwan Hang, Chau
          Hak Cheong, Cheng Kwan Lung, Ng Chun Ka, Ng Sai Kuen and
          Registrant*
    10.27 Incentive Share Purchase Agreement between the Registrant and Alan C. Draper dated September 25, 2000*
    21.1  Subsidiaries of the Registrant++
    23.1  Consent of Harney, Westwood & Riegels (included in Exhibit
          5.1)
    23.2  Consent of Deloitte & Touche*
    24.1  Power of Attorney*


---------------
 * Previously filed.

 + Confidential treatment requested.

++ Incorporated by reference to Note 13 of the Registrant's Consolidated
   Financial Statements, included on pages F-21 through F-23.